CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A (File Nos. 033-46924 and 811-06618) of our report dated November 25, 2011 relating to the September 30, 2011 financial statements and financial highlights of First Investors Total Return Fund, First Investors Value Fund, First Investors Growth & Income Fund, First Investors Global Fund, First Investors Select Growth Fund, First Investors Opportunity Fund, First Investors Special Situations Fund and First Investors International Fund, each a series of First Investors Equity Funds, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 25, 2012